EXHIBIT 32



          Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
            Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002



     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), Dorrit J. Bern, Chairman of the Board, President, and Chief Executive Officer and Eric M. Specter, Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc. (the "Company"), each certifies with respect to the Annual Report of the Company on Form 10-K for the period ended January 31, 2004 (the "Report") that, to the best of her/his knowledge:

(1) The Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:   April 8, 2004

                                 /S/ Dorrit J. Bern
                                 ------------------
                                 Dorrit J. Bern
                                 Chairman of the Board
                                 President and Chief Executive Officer

Dated:   April 8, 2004

                                 /S/ Eric M. Specter
                                 -------------------
                                 Eric M. Specter
                                 Executive Vice President
                                 Chief Financial Officer


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

[A signed original of this written statement required by Section 906 has been provided to Charming Shoppes, Inc. and will be retained by Charming Shoppes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]